SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) February 9, 2004
      -------------------------------------------------------------------


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


DELAWARE                           0-24708                      47-0702918
------------------------------------------------------------------------------
(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

















ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT NO.       DESCRIPTION

         99.1 Press release, dated February 9, 2004, issued by AMCON Distributing Company

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 9, 2004, AMCON issued a press release announcing its earnings for the first quarter ended December 26, 2003. The press release is furnished herewith as an exhibit and incorporated herein by reference.

The information in this Current Report (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.





                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)



Date: February 10, 2004         By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Treasurer & Chief Financial
                                           Officer



                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

99.1             Press release, dated February 9, 2004, issued by AMCON
                 Distributing Company







                               Exhibit 99.1

                               NEWS RELEASE

               AMCON EARNS $0.16 PER SHARE IN FIRST QUARTER

Omaha, NE, February 9, 2004   AMCON Distributing Company (AMEX:DIT), an
Omaha, NE based consumer products company, announced today net income of $0.5 million or $0.16 per diluted share for the first quarter ended December 2003 compared with $0.3 million or $0.09 per diluted share for the first quarter of the prior year. Sales for the first quarter were $193.0 million compared to $197.7 million for the same period in the prior year.

William F. Wright, Chairman of AMCON, stated that, "Even though sales for the first quarter were down, primarily due to the deflationary trend in cigarette prices, increases in sales due to increased volume in our wholesale segment and increases in sales in our retail health food and beverage segments tempered the sales loss by $10.6 million.

Income (loss) before taxes for the first quarter improved by $0.9 million in the wholesale segment and by $0.4 million in the retail health food segment. Hawaiian Natural Water Company, Inc. also showed good improvement in the first quarter of the year, although this improvement was offset by greater losses in The Beverage Group ("TBG") due to the fact that last year TBG only operated for 16 days in the quarter."

Wright added "In our wholesale segment, manufacturer incentive programs ended in the fourth quarter of fiscal 2003 and final payments under those programs were received in the first quarter of this fiscal year. In an attempt to help alleviate the effect of the loss of these payments in future quarters, we (and many other wholesalers) raised our cigarette prices in the first quarter of this year without any corresponding price increase from manufacturers.

Our numbers for our retail health segment continued to improve with sales increasing by $0.5 million over the first quarter of the prior year and the segment operating at break even for the quarter. New management and a new, fully integrated system implementation were the catalyst for improvement in our Midwest stores which lead to the decision to begin construction of a new store in the Midwest during the first quarter of fiscal 2004. Performance also improved in our Florida stores, as we continue to focus our efforts on further improvement in the Florida market over the remainder of the year.

In our beverage segment, Hawaiian Natural Water completed construction of its packaging and warehouse facility during the first quarter and changed to a new distributor in the Hawaii market. This lead to a 26% increase in natural spring water sales for the first quarter. In addition, sales of other specialty beverage products were $0.5 million compared to no sales in the first quarter of the prior fiscal year. We anticipated this for the first quarter of the current fiscal year and believe that the beverage segment will increase overall margins for our Company and its shareholders as our Company continues to reduce its reliance upon our wholesale segment."





AMCON is a leading wholesale distributor of consumer products including beverages, candy, tobacco, groceries, food service, frozen and chilled foods, and health and beauty care products with distribution centers in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Wyoming. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc., both wholly-owned subsidiaries of The Healthy Edge, Inc. (formerly Food For Health Co., Inc.), operate health and natural product retail stores in central Florida (7), Kansas, Missouri, Nebraska and Oklahoma (3). The retail stores operate under the names Chamberlin's Market & Cafe and Akin's Natural Foods Market. Hawaiian Natural Water Company, Inc., which was acquired in December of 2001, produces and sells natural spring water under the Hawaiian Springs label.
The water is bottled at the source on the Big Island of Hawaii. The Beverage Group, Inc. markets and distributes Hawaiian Springs and other premium beverage products, including HYPE Energy Drink, Royal Kona Iced Coffee, Bottle Green Presse and Fruit Sodas, Bahia drinks and Xterra, a line of sports beverages and energy bars, in the United States, Canada and Mexico.

This news release contains forward looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward looking statements. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

         Visit AMCON Distributing Company's web site at: www.amcon.com






















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

                        AMCON Distributing Company and Subsidiaries
                          Condensed Consolidated Balance Sheets
                            December 2003 and September 2003
----------------------------------------------------------------------------------------
                                                         (Unaudited)
                                                        December 2003     September 2003
                                                         ------------     --------------
                  ASSETS
Current assets:
  Cash                                                  $    622,984       $    668,073
  Available-for-sale investments                              97,500            512,694
  Accounts receivable, less allowance for doubtful
    accounts of $0.8 million and $0.8 million,
    respectively                                          25,463,399         28,170,129
  Inventories                                             33,646,348         32,489,051
  Income tax receivable                                       12,242                  -
  Deferred income taxes                                    1,568,476          1,568,476
  Other                                                      584,945            581,950
                                                        ------------       ------------
          Total current assets                            61,995,894         63,990,373

Fixed assets, net                                         16,790,340         16,951,615
Goodwill                                                   6,091,397          6,091,397
Other intangible assets                                   11,340,720         11,420,542
Other assets                                               1,302,231          1,045,503
                                                        ------------       ------------
                                                        $ 97,520,582       $ 99,499,430
                                                        ============       ============
       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                      $ 18,439,514       $ 15,092,091
  Accrued expenses                                         3,610,175          3,715,370
  Accrued wages, salaries, bonuses                         1,675,260          1,462,678
  Income tax payable                                               -            540,414
  Current liabilities of discontinued operations             108,951            117,612
  Current portion of long-term debt                       10,470,304         15,348,167
  Current portion of subordinated debt                     7,692,666          7,762,666
                                                        ------------       ------------
          Total current liabilities                       41,996,870         44,038,998
                                                        ------------       ------------

Deferred income taxes                                      1,258,473          1,367,367
Non-current liabilities of discontinued operations            14,025            161,025
Long-term debt, less current portion                      35,732,436         35,654,423
Subordinated debt, less current portion                      976,220            976,220

Commitments and contingencies

Shareholders' equity:
  Preferred stock, $.01 par value, 1,000,000
    shares authorized, none outstanding                            -                  -
  Common stock, $.01 par value, 15,000,000
    shares authorized, 3,169,154 and 3,168,954
    issued, respectively                                      31,692             31,690
  Additional paid-in capital                               5,998,497          5,997,977
  Accumulated other comprehensive income,
    net of tax of $0.03 million and $0.1 million,
    respectively                                              42,164            220,732
  Retained earnings                                       11,470,205         11,050,998
                                                        ------------       ------------
          Total shareholders' equity                      17,542,558         17,301,397
                                                        ------------       ------------
                                                        $ 97,520,582       $ 99,499,430
                                                        ============       ============



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

                AMCON Distributing Company and Subsidiaries
              Condensed Consolidated Statements of Operations
             for the three months ended December 2003 and 2002
                                 (Unaudited)
----------------------------------------------------------------------------
                                                   2003             2002
                                              -------------     ------------
Sales (including excise taxes of
 $45.3 million and $41.7 million,
 respectively)                                $ 193,037,116    $ 197,720,887
Cost of sales                                   177,972,857      183,877,011
                                              -------------    -------------
     Gross profit                                15,064,259       13,843,876
                                              -------------    -------------
Selling, general and administrative
 expenses                                        13,370,097       12,175,703
Depreciation and amortization                       561,118          556,346
                                              -------------    -------------
                                                 13,931,215       12,732,049
                                              -------------    -------------

     Income from operations                       1,133,044        1,111,827
                                              -------------    -------------
Other expense (income):
  Interest expense                                  778,908          843,655
  Other income, net                                (430,108)        (171,802)
                                              -------------    -------------
                                                    348,800          671,853
                                              -------------    -------------

Income before income taxes                          784,244          439,974
Income tax expense                                  270,000          165,000
                                              -------------    -------------

Net income                                    $     514,244    $     274,974
                                              =============    =============
Earnings per share:
   Basic                                      $        0.16    $        0.09
                                              =============    =============
   Diluted                                    $        0.16    $        0.09
                                              =============    =============

Dividends per share                           $        0.03    $        0.03
                                              =============    =============

Weighted average shares outstanding:
  Basic                                           3,168,987        3,157,790
  Diluted                                         3,213,292        3,232,023


FOR FURTHER INFORMATION CONTACT:
Michael D. James
Chief Financial Officer
AMCON Distributing Company
Tel 402-331-3727
Fax 402-331-4834

                                    -end-

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